Exhibit 99.1

Release:	4:05 P.M. October 20, 2021
212-365-6721
IR@MCBankNY.com

Sustained Performance Drives Metropolitan Bank Holding Corp. Third Quarter Net Income of $16.2 Million and Diluted EPS of $1.77

NEW YORK, October 20, 2021 – Metropolitan Bank Holding Corp. (the “Company”) (NYSE: MCB), the holding company for Metropolitan Commercial Bank (the “Bank”), reported net income of $16.2 million, or $1.77 per diluted common share, for the third quarter of 2021 compared to net income of $10.8 million, or $1.27 per diluted common share, for the third quarter of 2020.

Financial Highlights include:

•	Total revenues of $46.7 million, up 29.8% from the prior year period and 8.2% from the prior linked quarter.

•	Net income of $16.2 million, up 50.4% from the prior year period and 21.6% from the prior linked quarter.

•	Loans totaled $3.6 billion, up 20.5% from September 30, 2020 and up 17.8% annualized from June 30, 2021.

•	Deposits were $5.5 billion, up 54.7% from September 30, 2020 and up 12.8% annualized from June 30, 2021.

•	Diluted earnings per share of $1.77, up 39.4% from the prior year period and 14.2% from the prior linked quarter.

•	Book value per share was $50.46 per share, up 29.5% from September 30, 2020 and tangible book value per share[1] was $49.55, up 31.1% from September 30, 2020.

•	Annualized return on average equity of 16.30% and annualized return on average tangible common equity (ROATCE)[1] of 16.95% for the third quarter of 2021.

•	Efficiency ratio[1] improved to 49.7% for the first nine months of 2021, compared to 54.0% for the first nine months of 2020.

•	Raised $172.5 million of capital through the issuance of 2.3 million shares of our common stock at a price of $75 per share, resulting in net proceeds of approximately $163 million.

Mark DeFazio, President and Chief Executive Officer, commented, “Our strong third quarter performance continues to showcase that we are a top performing growth company with a sustained history of driving net income, ROATCE and shareholder value.  We have done this with a laser-focus on the funding side of our balance sheet, while driving high quality loan growth with minimal net charge-offs since our founding 22 years ago.  Today, we have grown to over $6 billion in assets and combine a strong commercial bank with a uniquely positioned Global Payments business.

“The success of our follow-on $172.5 million common equity raise adds further support to a high-quality balance sheet with a strong liquidity position. The additional capital will allow us to focus on scaling our businesses while deepening existing commercial banking relationships.

1Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures starting on page 13.

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“We are also excited about the opportunities ahead for our Global Payments Group.  The banking-as-a-service model to our fintech clients that we have had in place for nearly 20 years now puts us at the forefront of the digital-driven evolution occurring in retail banking today.  As our fintech partners begin to accelerate their investments in client acquisition, their success at attracting retail clients to their platforms is a significant tail wind for MCB.

“Our success would not be possible without the enthusiasm and dedication of the entire MCB team.  A huge thank you to our employees, our board and to our clients,” Mr. DeFazio concluded.

Balance Sheet

The Company had total assets of $6.1 billion at September 30, 2021, an increase of 6.1% from June 30, 2021. Total loans, net of deferred fees and unamortized costs, increased $154 million from the prior linked quarter to $3.6 billion, as compared to $3.4 billion at June 30, 2021. The increase in total loans from the prior linked quarter was due primarily to an increase of $147 million in commercial real estate (“CRE”) loans (including construction and multifamily loans) and $10 million in commercial and industrial loans, offset by a decrease in consumer loans and an increase in deferred fees. Loan production was $313 million for the third quarter of 2021, compared to $265 million for the prior linked quarter.

Total assets increased 53.5% from September 30, 2020. Total loans, net of deferred fees and unamortized costs, increased to $3.6 billion at September 30, 2021, as compared to $3.0 billion at September 30, 2020. The increase in total loans from September 30, 2020 was due primarily to an increase of $550 million in CRE loans (including construction and multifamily loans) and $83 million in commercial and industrial loans. Loan production was $814 million year to date at September 30, 2021 compared to $513 million year to date at September 30, 2020.

Total cash and cash equivalents were $1.9 billion at September 30, 2021, an increase of $138 million, or 8.0% from June 30, 2021 and $1.1 billion, or 141.9%, from September 30, 2020. The increase in cash and cash equivalents reflected the strong growth in deposits as well as the cash received from the issuance of common stock during the third quarter of 2021.

Total securities, which are primarily classified as available-for-sale (“AFS”), were $607.5 million at September 30, 2021, an increase of 10.8% from June 30, 2021 and 223.6% from September 30, 2020, due to the deployment of excess liquidity from deposit growth.

Total deposits increased $169 million to $5.5 billion at September 30, 2021, up 3.2% from $5.3 billion at June 30, 2021. The increase in deposits was due primarily to an increase in interest-bearing deposits.

Total deposits increased $1.9 billion, up 54.7% from $3.5 billion at September 30, 2020. The increase in deposits was due to increases of $1.2 billion in non-interest-bearing deposits and $679 million in interest-bearing deposits, resulting from increases across most deposit verticals.

Non-interest-bearing deposits were 51.4% of total deposits at September 30, 2021, as compared to 52.8% and 44.0% at June 30, 2021 and September 30, 2020, respectively.

The Company and the Bank each met all the requirements to be considered “Well-Capitalized” under applicable regulatory guidelines. Total non-owner-occupied commercial real estate loans were 349.1% of total risk-based capital at September 30, 2021, compared to 417.3% of total risk based capital at September 30, 2020.

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Income Statement

Financial Highlights

	Three months ended			Nine Months Ended
	Sept 30,	June 30,	Sept 30,	Sept. 30,
	2021	2021	2020	2021	2020
Total Revenues	$46,683	$43,129	$35,961	$128,829	$105,082
Net income	$16,215	$13,336	$10,783	$41,668	$27,690
Diluted earnings per common share	$1.77	$1.55	$1.27	$4.76	$3.27
Annualized return on average assets	1.09%	0.97%	1.07%	1.04%	0.98%
Annualized return on average equity	16.30%	14.98%	13.20%	15.20%	11.74%
Annualized return on average tangible common equity*	16.95%	15.65%	13.85%	15.86%	12.33%

* Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures starting on page 13.

Net Interest Income

Net interest income for the third quarter of 2021 was $40.8 million, an increase of $3.8 million from the prior linked quarter. This increase was primarily due to a higher average balance of $5.9 billion in interest-earning assets, particularly in loans, for the third quarter of 2021, which increased $409 million from the prior linked quarter. This was partially offset by a $186 million increase in the average balance of interest-bearing liabilities for the third quarter of 2021, as compared to the prior linked quarter.

Net interest income increased $8.5 million for the third quarter of 2021, as compared to the third quarter of 2020. This increase was primarily due to a higher average balance of $5.9 billion in interest-earning assets, particularly in loans and securities, for the third quarter of 2021, which increased $1.9 billion from the third quarter of 2020. This was partially offset by a $588 million increase in the average balance of interest-bearing liabilities for the third quarter of 2021, as compared to the third quarter of 2020.

Net Interest Margin

Net interest margin increased by 2 basis points to 2.70% for the third quarter of 2021, as compared to 2.68% for the prior linked quarter, primarily due to higher yields on purchased securities, combined with a lower cost of interest bearing deposits.

Net interest margin decreased by 48 basis points to 2.70% for the third quarter of 2021, as compared to 3.18% for the third quarter of 2020, primarily due to increased low yielding overnight deposits driven by deposit growth; partially offset by a decrease of 7 basis points in the average cost of interest-bearing liabilities driven by the lower rate environment.

Total cost of funds was 31 basis points for the third quarter of 2021, a decrease of 1 basis point from the prior linked quarter, and a decrease of 9 basis points from the prior year quarter, given the mix shift toward non-interest bearing deposits.

Non-Interest Income

Non-interest income was $5.9 million for the third quarter of 2021, a decrease of $0.3 million from the prior linked quarter driven primarily by a $0.6 million decrease in recognized gains on sales of AFS securities. This was offset by an increase in service charges and fees of $0.3 million, a significant portion of which was driven by an increase in service charges on deposit accounts related to Global Payments Group client activity.

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Non-interest income for the third quarter of 2021 increased by $2.3 million, as compared to the third quarter of 2020. The increase was primarily due to an increase of $1.0 million of Global Payments Group revenue and an increase of $1.2 million in service charges and fees.

Non-Interest Expense

Non-interest expense was $22.0 million for the third quarter of 2021, an increase of $0.3 million from the prior linked quarter. The primary driver was an increase in other expense related to higher Federal Deposit Insurance Corporation (“FDIC”) insurance costs, partially offset by a decrease in technology costs.

Non-interest expense increased $3.1 million, as compared to the third quarter of 2020. Drivers included an increase in compensation and benefits costs due to additional full-time employees and increases in professional fees, technology and licensing costs in line with business and volume growth, partially offset by reduced licensing fees given the LIBOR rate reduction.

The annualized estimated effective tax rate for the nine months ended September 30, 2021 was 32.3% compared to 31.9% for the nine months ended September 30, 2020.

Asset Quality

Credit quality remains strong with $0.3 million of net recoveries in the third quarter of 2021, while non-performing loans increased to 0.4% of total loans. During the third quarter of 2021, the Company recorded a provision of $0.5 million, which reflected the impact of net recoveries during the quarter and improving economic conditions. For the nine months ended September 30, 2021, the Company recorded a provision of $3.3 million as compared to a provision of $7.7 million for the nine months ended September 30, 2020. COVID-19 related full payment deferrals remained steady at $11.3 million, or 0.3% of total loans as of September 30, 2021. Principal only deferrals were $39.1 million, or 1.1% of total loans, as of September 30, 2021.

About Metropolitan Bank Holding Corp.

Metropolitan Bank Holding Corp. (NYSE: MCB) is the holding company for Metropolitan Commercial Bank. The Bank provides a broad range of business, commercial and personal banking products and services to small and middle-market businesses, public entities and affluent individuals in the New York metropolitan area. Founded in 1999, the Bank is headquartered in New York City and operates six locations in Manhattan, Brooklyn and Great Neck, Long Island. The Bank is also an active issuer of debit cards for third-party debit card programs and provides critical global payments infrastructure to its fintech partners. The Bank is a New York State chartered commercial bank and a Federal Reserve System member bank whose deposits are insured up to applicable limits by the FDIC, and an equal opportunity lender. For more information, please visit www.mcbankny.com.

Forward Looking Statement Disclaimer

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include but are not limited to the Company’s future financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “plan,” “continue” or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to an unexpected deterioration in our loan or securities portfolios, unexpected increases in our expenses, greater than anticipated growth and our ability to manage our growth, unanticipated regulatory action or changes in regulations, unexpected changes in interest rates, an unanticipated decrease in deposits, an unanticipated loss of key personnel or existing customers, competition from other institutions resulting in unanticipated changes in our loan or deposit rates, unanticipated increases in FDIC costs, changes in regulations, legislation or accounting rules and unanticipated adverse changes in our customers’ economic conditions or general economic conditions, as well as those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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Further, given its ongoing and dynamic nature, including the rate of vaccine acceptance and the development of new variants, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and whether the continued reopening of businesses will result in a meaningful increase in economic activity. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen, and higher levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; our cyber security risks may increase if a significant number of our employees are forced to work remotely; and FDIC premiums may increase if the agency experiences additional resolution costs. Forward-looking statements speak only as of the date of this release. We do not undertake any obligation to update or revise any forward-looking statement.

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Consolidated Balance Sheet

(dollars in thousands)	Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020
Assets
Cash and due from banks	$32,660	$29,651	$9,432	$8,692	$8,991
Overnight deposits	1,824,820	1,689,614	1,125,589	855,613	758,913
Total cash and cash equivalents	1,857,480	1,719,265	1,135,021	864,305	767,904
Investment securities available for sale	603,168	543,769	479,988	266,096	182,334
Investment securities held to maturity	2,017	2,222	2,492	2,760	3,050
Investment securities -- Equity investments	2,289	2,291	2,281	2,313	2,311
Total securities	607,474	548,282	484,761	271,169	187,695
Other investments	11,998	11,989	11,638	11,597	11,097
Loans, net of deferred fees and unamortized costs	3,603,288	3,449,490	3,237,664	3,137,053	2,989,550
Allowance for loan losses	(38,121)	(37,377)	(35,502)	(35,407)	(33,614)
Net loans	3,565,167	3,412,113	3,202,162	3,101,646	2,955,936
Receivables from global payments business, net	48,302	40,091	38,536	27,259	31,237
Accrued interest receivable	13,504	14,424	13,982	13,249	12,524
Premises and equipment, net	14,031	13,337	13,756	13,475	15,913
Prepaid expenses and other assets	13,565	17,959	13,392	18,388	9,720
Goodwill	9,733	9,733	9,733	9,733	9,733
Total assets	$6,141,254	$5,787,193	$4,922,981	$4,330,821	$4,001,759
Liabilities and Stockholders' Equity
Deposits:
Non-interest-bearing demand deposits	$2,803,823	$2,794,136	$2,167,899	$1,726,135	1,553,241
Interest-bearing deposits	2,653,746	2,494,137	2,258,818	2,103,471	1,974,385
Total deposits	5,457,569	5,288,273	4,426,717	3,829,606	3,527,626
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Subordinated debt, net of issuance cost	24,698	24,684	24,670	24,657	24,643
Secured Borrowings	35,559	36,449	36,475	36,964	32,224
Accounts payable, accrued expenses and other liabilities	38,129	30,598	42,737	61,645	37,014
Accrued interest payable	448	1,773	563	712	479
Prepaid third-party debit cardholder balances	21,577	21,201	22,802	15,830	30,569
Total liabilities	5,598,600	5,423,598	4,574,584	3,990,034	3,673,175

Class B preferred stock	3	3	3	3	3
Common stock	106	83	83	82	82
Additional paid in capital	382,922	219,098	217,384	218,899	218,360
Retained earnings	162,498	146,283	132,947	120,830	109,055
Accumulated other comprehensive gain, net of tax effect	(2,875)	(1,872)	(2,200)	973	1,084
Total stockholders’ equity	542,654	363,595	348,217	340,787	328,584
Total liabilities and stockholders’ equity	$6,141,254	$5,787,193	$4,922,801	$4,330,821	$4,001,759

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Loan Production, Asset Quality & Regulatory Capital

(dollars in thousands)	Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020

LOAN PRODUCTION	$312.9	$265.4	$235.7	$174.0	$183.3

ASSET QUALITY
Non-performing loans:
Non-accrual loans:
Commercial real estate	$9,984	$—	$—	$—	$—
Commercial and industrial	3,145	3,337	3,337	4,192	4,512
Consumer	1,674	1,560	1,523	1,428	1,157
Total non-accrual loans	14,803	4,897	4,860	5,620	5,669
Total non-performing loans	15,376	5,491	5,464	6,389	6,623
Non-accrual loans to total loans	0.41%	0.14%	0.15%	0.18%	0.19%
Non-performing loans to total loans	0.43%	0.16%	0.17%	0.20%	0.22%
Allowance for loan losses	(38,121)	(37,377)	(35,502)	(35,407)	(33,614)
Allowance for loan losses to total loans	1.06%	1.08%	1.10%	1.13%	1.12%
Charge-offs	(54)	—	(855)	(30)	(82)
Recoveries	308	—	—	28	54
Net charge-offs/(recoveries) as to average loans (annualized)	(0.03)%	—%	0.11%	—%	—%

REGULATORY CAPITAL
Tier 1 Leverage:
Metropolitan Bank Holding Corp.	9.4%	6.8%	7.8%	8.5%	8.4%
Metropolitan Commercial Bank	9.3%	7.3%	8.2%	9.0%	9.0%

Common Equity Tier 1 Risk-Based (CET1):
Metropolitan Bank Holding Corp.	14.1%	9.7%	9.9%	10.1%	10.1%
Metropolitan Commercial Bank	14.6%	11.1%	11.3%	11.6%	11.8%

Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	14.8%	10.5%	10.7%	10.9%	11.0%
Metropolitan Commercial Bank	14.6%	11.1%	11.3%	11.6%	11.8%

Total Risk-Based:
Metropolitan Bank Holding Corp.	16.5%	12.2%	12.4%	12.7%	12.9%
Metropolitan Commercial Bank	15.6%	12.2%	12.4%	12.7%	12.9%

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Consolidated Statement of Income (unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands)	Sept 30, 2021	June 30, 2021	Sept 30, 2020	Sept 30, 2021	Sept 30, 2020
Total interest income	$45,018	$41,050	$35,945	$124,173	$106,236
Total interest expense	4,226	4,077	3,621	11,986	14,781
Net interest income	40,792	36,973	32,324	112,187	91,455
Provision for loan losses	490	1,875	1,137	3,315	7,693
Net interest income after provision for loan losses	40,302	35,098	31,187	108,872	83,762

Non-interest income:
Service charges on deposit accounts	1,671	1,349	863	4,085	2,746
Global payments revenue	3,615	3,628	2,572	10,509	6,301
Other service charges and fees	614	566	202	1,484	1,238
Unrealized gain (loss) on equity securities	(9)	4	—	(45)	55
Gain (loss) on sale of securities	—	609	—	609	3,287
Total non-interest income	5,891	6,156	3,637	16,642	13,627

Non-interest expense:
Compensation and benefits	11,269	11,211	9,944	33,907	29,962
Bank premises and equipment	2,038	2,000	2,111	6,063	6,498
Professional fees	1,877	2,003	1,221	5,183	3,058
Technology costs	1,090	1,447	941	3,464	2,523
Licensing fees	2,201	2,067	2,019	6,342	7,703
Other expenses	3,509	2,961	2,694	9,036	6,984
Total non-interest expense	21,984	21,689	18,930	63,995	56,728

Net income before income tax expense	24,209	19,565	15,894	61,519	40,661
Income tax expense	7,994	6,229	5,111	19,851	12,971
Net income	$16,215	$13,336	$10,783	$41,668	$27,690

Earnings per common share:
Average common shares outstanding - basic	8,618,973	8,312,234	8,222,870	8,402,594	8,220,202
Average common shares outstanding - diluted	8,893,104	8,543,474	8,393,211	8,636,397	8,392,055
Basic earnings	$1.82	1.59	$1.30	$4.89	$3.34
Diluted earnings	$1.77	1.55	$1.27	$4.76	$3.27

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Performance Measures

	Three months ended			Nine Months Ended
(Dollars in thousands)	Sept 30, 2021	June 30, 2021	Sept 30, 2020	Sept 30, 2021	Sept 30, 2020
Net income available to common shareholders	15,661	13,252	10,694	41,060	27,435
Per common share:
Basic earnings	$1.82	$1.59	$1.30	$4.89	$3.34
Diluted earnings	$1.77	$1.55	$1.27	$4.76	$3.27
Common shares outstanding:
Average - diluted	8,893,104	8,543,474	8,393,211	8,636,397	8,392,055
Period end	10,644,193	8,344,193	8,289,479	10,644,193	8,289,479
Return on (annualized):
Average total assets	1.09%	0.97%	1.07%	1.04%	0.98%
Average equity	16.30%	14.98%	13.20%	15.20%	11.74%
Average tangible common equity*	16.95%	15.65%	13.85%	15.86%	12.33%
Yield on average earning assets	2.99%	2.98%	3.54%	3.11%	3.79%
Cost of interest-bearing liabilities	0.64%	0.67%	0.71%	0.66%	0.99%
Net interest spread	2.35%	2.31%	2.83%	2.45%	2.80%
Net interest margin	2.70%	2.68%	3.18%	2.81%	3.26%
Net charge-offs as % of average loans (annualized)	(0.03)%	—%	—%	0.02%	0.02%
Efficiency ratio	47.09%	50.29%	52.64%	49.67%	53.98%

*Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures starting on page 13.

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Interest Margin Analysis

Three months ended
September 30, 2021	June 30, 2021
Average	Average
Outstanding	Yield/Rate	Outstanding	Yield/Rate
(dollars in thousands)	Balance	Interest	(annualized)	Balance	Interest	(annualized)
Assets:
Interest-earning assets:
Loans (1)	$3,566,852	$42,730	4.65%	$3,334,762	$39,234	4.65%
Available-for-sale securities	538,115	1,454	1.06%	487,147	1,204	0.98%
Held-to-maturity securities	2,120	9	1.66%	2,348	9	1.52%
Equity investments - non-trading	2,316	6	1.01%	2,309	7	1.20%
Overnight deposits	1,738,102	666	0.15%	1,612,187	442	0.11%
Other interest-earning assets	11,991	153	5.06%	11,985	154	5.15%
Total interest-earning assets	5,859,496	45,018	2.99%	5,450,738	41,050	2.98%
Non-interest-earning assets	95,181	90,287
Allowance for loan and lease losses	(38,129)	(36,339)
Total assets	$5,916,548	$5,504,686
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market, savings and other interest-bearing accounts	$2,501,757	$3,524	0.56%	$2,314,791	$3,348	0.58%
Certificates of deposit	82,628	192	0.92%	83,606	217	1.04%
Total interest-bearing deposits	2,584,385	3,716	0.57%	2,398,397	3,565	0.60%
Borrowed funds	45,309	510	4.40%	45,296	512	4.47%
Total interest-bearing liabilities	2,629,694	4,226	0.64%	2,443,693	4,077	0.67%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,814,335	2,603,198
Other non-interest-bearing liabilities	77,732	100,698
Total liabilities	5,521,761	5,147,589
Stockholders' equity	394,787	357,097
Total liabilities and equity	$5,916,548	$5,504,686
Net interest income	$40,792	$36,973
Net interest rate spread (2)	2.35%	2.31%
Net interest-earning assets	$3,229,802	$3,007,045
Net interest margin (3)	2.70%	2.68%
Ratio of interest earning assets to interest bearing liabilities	2.23	x	2.23	x
Total cost of funds (4)	0.31%	0.32%

(1)	Amount includes deferred loan fees and non-performing loans.
(2)	Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest-earning assets.
(3)	Determined by dividing annualized net interest income by total average interest-earning assets.
(4)	Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

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Three months ended
September 30, 2021	September 30, 2020
Average	Average
Outstanding	Yield/Rate	Outstanding	Yield/Rate
(dollars in thousands)	Balance	Interest	(annualized)	Balance	Interest	(annualized)
Assets:
Interest-earning assets:
Loans (1)	$3,566,852	$42,730	4.65%	$2,946,359	$34,844	4.66%
Available-for-sale securities	538,115	1,454	1.06%	180,698	582	1.26%
Held-to-maturity securities	2,120	9	1.66%	3,181	14	1.71%
Equity investments - non-trading	2,316	6	1.01%	2,284	10	1.63%
Overnight deposits	1,738,102	666	0.15%	854,737	299	0.14%
Other interest-earning assets	11,991	153	5.06%	14,680	196	5.22%
Total interest-earning assets	5,859,496	45,018	2.99%	4,001,939	35,945	3.54%
Non-interest-earning assets	95,181	57,545
Allowance for loan and lease losses	(38,129)	(33,118)
Total assets	$5,916,548	$4,026,366
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market, savings and other interest-bearing accounts	$2,501,757	$3,524	0.56%	$1,818,436	$2,258	0.49%
Certificates of deposit	82,628	192	0.92%	97,685	423	1.72%
Total interest-bearing deposits	2,584,385	3,716	0.57%	1,916,121	2,681	0.56%
Borrowed funds	45,309	510	4.40%	125,841	940	2.92%
Total interest-bearing liabilities	2,629,694	4,226	0.64%	2,041,962	3,621	0.71%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,814,335	1,583,037
Other non-interest-bearing liabilities	77,732	76,491
Total liabilities	5,521,761	3,701,490
Stockholders' equity	394,787	324,876
Total liabilities and equity	$5,916,548	$4,026,366
Net interest income	$40,792	$32,324
Net interest rate spread (2)	2.35%	2.83%
Net interest-earning assets	$3,229,802	$1,959,977
Net interest margin (3)	2.70%	3.18%
Ratio of interest earning assets to interest bearing liabilities	2.23	x	1.96	x
Total cost of funds (4)	0.31%	0.40%

(1)	Amount includes deferred loan fees and non-performing loans.
(2)	Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest-earning assets.
(3)	Determined by dividing annualized net interest income by total average interest-earning assets.
(4)	Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

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Nine months ended
September 30, 2021	September 30, 2020
Average	Average
Outstanding	Yield/Rate	Outstanding
(dollars in thousands)	Balance	Interest	(annualized)	Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans (1)	$3,365,602	$118,803	4.70%	$2,826,845	$100,655	4.75%
Available-for-sale securities	453,105	3,409	0.99%	179,845	2,536	1.85%
Held-to-maturity securities	2,362	30	1.67%	3,408	47	1.81%
Equity investments - non-trading	2,309	21	1.20%	2,274	32	1.85%
Overnight deposits	1,485,994	1,453	0.13%	707,125	2,266	0.43%
Other interest-earning assets	11,864	457	5.15%	18,189	700	5.06%
Total interest-earning assets	5,321,236	124,173	3.11%	3,737,686	106,236	3.79%
Non-interest-earning assets	83,582	58,040
Allowance for loan and lease losses	(36,820)	(30,461)
Total assets	$5,367,998	$3,765,265
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market, savings and other interest-bearing accounts	$2,294,311	$9,779	0.57%	$1,742,611	$9,867	0.76%
Certificates of deposit	84,363	673	1.07%	99,805	1,497	2.00%
Total interest-bearing deposits	2,378,674	10,452	0.59%	1,842,416	11,364	0.82%
Borrowed funds	45,296	1,534	4.47%	157,729	3,417	2.85%
Total interest-bearing liabilities	2,423,970	11,986	0.66%	2,000,145	14,781	0.99%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,496,791	1,378,512
Other non-interest-bearing liabilities	80,838	71,210
Total liabilities	5,001,599	3,449,867
Stockholders' equity	366,399	315,398
Total liabilities and equity	$5,367,998	$3,765,265
Net interest income	$112,187	$91,455
Net interest rate spread (2)	2.45%	2.80%
Net interest-earning assets	$2,897,266	$1,737,541
Net interest margin (3)	2.81%	3.26%
Ratio of interest earning assets to interest bearing liabilities	2.20	x	1.87	x
Total cost of funds (4)	0.33%	0.58%

(1)	Amount includes deferred loan fees and non-performing loans.
(2)	Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest-earning assets.
(3)	Determined by dividing annualized net interest income by total average interest-earning assets.
(4)	Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

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Reconciliation of Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), this earnings release includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company’s operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the following table:

	Quarterly Data					YTD
Dollars in thousands, except per share data	Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	Sept 30, 2021	Sept 30, 2020
Average assets	$5,916,548	$5,504,686	$4,669,051	$4,153,908	$4,026,366	$5,367,998	$3,765,265
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Average tangible assets	$5,906,815	$5,494,953	$4,659,318	$4,144,175	$4,016,633	$5,358,265	$3,755,532

Average equity	$394,787	$357,097	$346,785	$335,940	$324,876	$366,399	$315,398
Less: Average preferred equity	5,502	5,502	5,502	5,502	5,502	5,502	5,502
Average common equity	$389,285	$351,595	$341,283	$330,438	$319,374	$360,897	$309,896
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Average tangible common equity	$379,552	$341,862	$331,550	$320,705	$309,641	$351,164	$300,163

Annualized return on average tangible common equity*	16.95%	15.65%	14.82%	14.61%	13.85%	15.86%	12.33

Total assets	$6,141,254	$5,787,193	$4,922,801	$4,330,821	$4,001,759	$6,141,254	$4,001,759
Less: intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Tangible assets	$6,131,521	$5,777,460	$4,913,068	$4,321,088	$3,992,026	$6,131,521	$3,992,026

Total equity	$542,654	$363,595	$348,217	$340,787	$328,584	$542,654	$328,584
Less: preferred equity	5,502	5,502	5,502	5,502	5,502	5,502	5,502
Common equity	$537,152	$358,093	$342,715	$335,285	$323,082	$537,152	$323,082
Less: intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value)	$527,419	$348,360	$332,982	$325,552	$313,349	$527,419	$313,349

Common shares outstanding	10,644,193	8,344,193	8,345,032	8,295,272	8,289,479	10,644,193	8,289,479
Book value per share (GAAP)	$50.46	$42.92	$41.07	$40.42	$38.97	$50.46	$38.97
Tangible book value per share (non-GAAP)**	$49.55	$41.75	$39.90	$39.25	$37.80	$49.55	$37.80

Total revenue (GAAP)***	$46,683	$43,129	$39,017	$33,467	$35,961	$128,829	$105,082
Gain on sale of securities	$—	$609	$—	$—	$—	$609	$3,286
Revenue excluding gain on sale of
securities (non-GAAP)	$46,683	$42,520	$39,017	$33,467	$35,961	$128,220	$101,796

*	Net income divided by average tangible comm equity annualized
**	Tangible book value divided by common shares outstanding at period-end.
***	Total revenue equals net interest income plus non-interest income.

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	Quarterly Data					YTD
Dollars in thousands	Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	Sept 30, 2021	Sept 30, 2020

Net income	$16,215	$13,336	$12,117	$11,775	$10,783	41,668	$27,690
Plus: income tax expense	7,994	6,229	5,627	5,482	5,111	19,851	12,971
Income before income tax expense	$24,209	$19,565	$17,744	$17,257	$15,894	61,519	$40,661
Plus: provision for loan losses	490	1,875	950	1,795	1,137	3,315	7,693
Pre-tax, pre-provision income	$24,699	$21,440	$18,694	$19,052	$17,031	3,315	$7,693

Total non-interest expense (GAAP)	$21,984	$21,689	$20,323	$17,788	$18,930	63,995	$56,728
Total Revenue (GAAP)	$46,683	$43,129	$39,017	$36,840	$35,961	128,829	$105,082
Efficiency ratio (non-GAAP)	47.1%	50.3%	52.1%	48.3%	52.6%	49.7%	54.0%

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